                                                                   EXHIBIT 10.14


                                                                  EXECUTION COPY




                          SECURED CREDIT LINE AGREEMENT

                           dated as of August 22, 1996

                                      AMONG

                    DVI BUSINESS CREDIT RECEIVABLES CORP. II
                                 as the Company

                         DVI BUSINESS CREDIT CORPORATION
                                   as Servicer

                                       and

                     CS FIRST BOSTON MORTGAGE CAPITAL CORP.
                                    as Lender
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                          SECURED CREDIT LINE AGREEMENT


      SECURED CREDIT LINE AGREEMENT, dated as of August 22, 1996, among CS FIRST BOSTON MORTGAGE CAPITAL CORP. a Delaware corporation, having an office at 55 East 52nd Street, New York, New York 10055-0186 (the "Lender"), DVI BUSINESS CREDIT RECEIVABLES CORP. II, a Delaware corporation having an office at 500 Hyde Park, Doylestown, Pennsylvania 18901 (the "Company") and DVI BUSINESS CREDIT CORPORATION, a Delaware corporation having an office at 4041 MacArthur Blvd., Newport Beach, California 92660 (the "Servicer").


                              W I T N E S S E T H:

      WHEREAS, the Company is engaged in the business of purchasing revolving credit loans backed by healthcare receivables originated by healthcare providers in the course of rendering medical services;

      WHEREAS, in connection with the transactions contemplated hereby, the Company desires to obtain a line of credit from the Lender pursuant to which Advances, in a maximum aggregate principal amount at any one time outstanding not to exceed $50,000,000, may be made to the Company from time to time prior to the Line Termination Date;

      WHEREAS, the Lender is willing, on the terms and subject to the conditions hereinafter set forth, including Section 2.11, to extend such line of credit and to make Advances to the Company; and

      WHEREAS, the proceeds of Advances will be used to pay the acquisition price of Loans as provided in the Contribution and Servicing Agreement;

      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereto hereby agree as follows:


                                   ARTICLE II

                                  DEFINED TERMS

      SECTION II.1. Definitions. The capitalized terms used herein shall have the meanings specified in Appendix A attached hereto.
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                                   ARTICLE III

                                    ADVANCES

      SECTION III.1. The Advances. (a) Upon the terms and subject to the conditions of this Agreement, including Section 2.11, the Lender shall advance funds to the Company from time to time up to the Line Amount (such borrowing, the "Line") in one or more advances (each, an "Advance"); provided that the aggregate principal amount of Advances outstanding at any time shall not exceed the Line Amount. Each Advance shall be made on the Business Day after delivery of a Borrowing Notice, provided such Business Day is prior to the Line Termination Date (each such date, a "Funding Date") and shall be deposited by the Lender to such account as the Company may direct.

      (b) Each Advance shall bear interest from the related Funding Date to, but excluding, the date of repayment in full of such Advance on the outstanding principal balance of such Advance at the Applicable Rate in effect from time to time with respect to such Advance. Any Monthly Interest which is not paid on the Payment Date on which it is due shall bear interest at the Applicable Rate in effect from time to time.

      (c) The Lender shall record in its records, or at its option on the schedule attached to the Secured Note, the date and amount of each Advance made hereunder, each repayment thereof, and the other information provided for thereon. The aggregate unpaid principal amount so recorded shall be rebuttable presumptive evidence of the principal amount owing and unpaid on the Secured Note. The failure so to record any such information or any error in so recording any such information shall not, however, limit or otherwise affect the actual obligations of the Company hereunder or under the Secured Note to repay the principal amount of all Advances made to it, together with all interest accruing thereon.

      (d) After the making of each Advance, the Lender shall deliver to the Company a written confirmation of such Advance in substantially the form attached hereto as Exhibit B (each, a "Confirmation") and the Company's acceptance of the proceeds of the related Advance shall constitute the Company's agreement to the terms of such Confirmation.

      SECTION III.2. Advance Amount. The amount of each Advance

            (a) shall not in the case of each Advance, be less than $1,000,000 in principal amount (unless otherwise consented to in writing by the Lender); and

            (b) shall equal the outstanding principal balance of all Eligible Loans to be pledged to the Collateral Agent for the benefit of the Lender in connection with such Advance.


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      SECTION III.3. Termination Date; Maturity of Advances. The line of credit offered by the Lender hereunder shall terminate on the earlier of (a) March 15, 1997 (or such later date as agreed to in writing by the Lender) and (b) the occurrence of an Event of Default which continues beyond the applicable cure period, if any (the "Line Termination Date"). On the Line Termination Date, the Line Amount shall be automatically reduced to $0. Each Advance shall mature on the earliest of (a) the Line Termination Date and (b) the closing of a Securitized Offering (the "Maturity Date").

      SECTION III.4. Prepayment. Each Advance is pre-payable on any day upon at least two Business Days' prior written notice by the Company to the Lender and the Collateral Agent without premium or penalty, in whole or in part; provided that the principal amount prepaid shall be at least $500,000; and provided further that such prepayment is made solely with funds on deposit in the Loan Accounts or representing proceeds of a Securitized Offering. Any such prepayment shall be made by the Collateral Agent from such funds in accordance with the written request of the Lender.

      SECTION III.5. Extension Option. In the event that all outstanding Advances are not repaid in whole on or prior to the Line Termination Date, the Lender shall have the option on or before the Line Termination Date, in its sole discretion, to extend the Line Termination Date on a week-to-week basis through the last Business Day of each succeeding week at an Applicable Rate equal to LIBOR plus 5%. If the Lender elects to extend the Line Termination Date as aforesaid, it shall deliver notice of such election to the Company and the Collateral Agent no later than 3:00 p.m. on the Business Day preceding the then scheduled Line Termination Date (any such preceding date, an "Election Date"). If no such notice is delivered, all outstanding Advances shall be due and payable without any further action by the Lender on the Line Termination Date, and in such event the Lender may exercise all rights and remedies available to it as the holder of a first perfected security interest under the Uniform Commercial Code of the State of New York (the "New York UCC") and any and all other rights hereunder and under applicable law.

      SECTION III.6. Payment of Interest and Principal. Interest accruing on an Advance and principal prepayments thereof out of Collections with respect thereto shall be payable on each Payment Date as set forth in Section 2.9. In addition, all accrued and unpaid Monthly Interest and the unpaid principal amount of each Advance will be payable in full on the Maturity Date for such Advance unless extended as set forth in Section 2.5.

      SECTION III.7. Secured Note. The Line shall be evidenced by a secured promissory note of the Company in the form attached hereto as Exhibit A (the "Secured Note").

      SECTION III.8. Form of Payment. All payments to be made to the Lender with respect to principal and interest on the Advances and all other Secured Obligations shall be made in immediately available funds by wire transfer to such account as the Lender may direct the Company from time to time in writing.


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      SECTION III.9. Allocation of Collections. Based upon the information contained in the Servicer Report, all Collections during each Collection Period with respect to Loans financed by an Advance shall be applied on each Payment Date in the following amounts and in the following order:

      (a) So long as no Event of Default shall have occurred and then be continuing, the Collateral Agent shall pay from the Principal Account the Principal Collections for the Related Collection Period (net of any amounts reborrowed pursuant to Section 2.9(d)) and any amounts withdrawn from the Cash Collateral Account in accordance with Section 5.1(b) hereof on each Payment Date to the Persons, in the amounts and in the priority set forth below (based solely on the information set forth in the related Servicer Report):

            (i) to the Lender, an amount equal to the Monthly Principal, if any, payable on such Payment Date; provided that, amounts payable to the Lender pursuant to this Section 2.9(a) may, at the prior written direction of the Lender, be paid to the Company on account of any Advance being made by the Lender on such Payment Date. Amounts so applied shall be deemed to have reduced the principal balance of the Advance that matured on such Payment Date;

            (ii)  to each Borrower, the applicable Deferred Payment; and

            (iii) to the Company, any remaining Principal Collections on deposit in the Principal Account with respect to the Related Collection Period; provided, however, that no funds shall be distributed to the Company pursuant to this clause (iii) unless, after giving effect to such distribution, the Company shall be in compliance with the Collateral Coverage Condition.

      (b) So long as no Event of Default shall have occurred and then be continuing, the Collateral Agent shall pay from the Finance Charge Account the Interest Collections for the Related Collection Period (net of any amounts reborrowed pursuant to Section 2.9(d)) and any amounts withdrawn from the Cash Collateral Account in accordance with Section 5.1(b) and (c) hereof on each Payment Date to the Persons, in the amounts and in the priority set forth below (based solely on the information set forth on the related Servicer Report); provided, however, that the failure of the Servicer to deliver a Servicer Report shall not preclude the Collateral Agent from paying Monthly Interest, and the Collateral Agent shall distribute such Monthly Interest on the then current Advance Balance upon written direction from the Lender specifying the amount thereof:

            (i) to the Lender, an amount equal to the sum of (x) the Monthly Interest and (y) any unpaid Monthly Interest from all prior Payment Dates (with interest thereon in accordance with Section 2.1(b);

            (ii) to the Collateral Agent, the Collateral Agent Fee due to the Collateral


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      Agent on such Payment Date;

            (iii) to the Servicer, if DVI Business Credit Corporation or any Affiliate thereof is then acting as Servicer, an amount equal to the sum of (x) one-half of the Servicing Fee due on such Payment Date, (y) any unpaid Servicing Fee payable pursuant to this clause (iii) from all prior Payment Dates and (z) any out-of-pocket expenses for which the Servicer is entitled to reimbursement pursuant to Section 4.04(a) of the Contribution and Servicing Agreement; provided, however, that if DVI Business Credit Corporation or any Affiliate thereof is not then acting as Servicer, then the amount to be paid to the Servicer under this Section 2.9(b)(iii) shall be the entire Servicing Fee due on such Payment Date, any unpaid Servicing Fee from all prior Payment Dates and any out-of-pocket expenses for which the Servicer is entitled to reimbursement pursuant to Section 4.04(a) of the Contribution and Servicing Agreement;

            (iv) to the Collateral Agent for deposit in the Cash Collateral Account, an amount equal to the excess, if any, of (1) the Required Cash Collateral Account Balance for such Payment Date over (2) funds then on deposit in the Cash Collateral Account;

            (v) to the Collateral Agent, the reasonable and documented out-of-pocket expenses incurred by the Collateral Agent in connection with its administration of the transactions hereunder;

            (vi) to the Servicer, if DVI Business Credit Corporation or any Affiliate thereof is then acting as Servicer, an amount equal to the sum of (x) one-half of the Servicing Fee due on such Payment Date and (y) any unpaid Servicing Fee payable pursuant to this clause (vi) from all prior Payment Dates;

            (vii)  to each Borrower, the applicable Deferred Payment; and

            (viii) to the Company, any remaining Interest Collections for the Related Collection Period; provided, however, that no funds shall be distributed to the Company pursuant to this clause (ix) unless the Company is in compliance with the Collateral Coverage Condition.

      (c) If at any time any amount or portion thereof previously distributed pursuant to Section 2.9(a) or (b) shall have been recovered, or shall be subject to recovery, in any proceeding with respect to the Company or otherwise, then for purposes of determining future distributions pursuant to Section 2.9(a) or
(b) such amount or portion thereof shall be deemed not to have been previously so distributed.

      (d) Subject to the availability of funds on deposit in the Principal Account on any day, upon delivery of a Reborrowing Certificate in the form attached hereto as Exhibit E by the Company to the Collateral Agent and the Lender on a Business Day, the Collateral Agent shall


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by 4:30 p.m. New York City time on the date of delivery of the Reborrowing
Certificate if such Reborrowing Certificate is delivered prior to 1:30 p.m. New York City time on the date of delivery of the Reborrowing Certificate or by 12:00 noon New York City time on the Business Day next succeeding the date of delivery of the Reborrowing Certificate if such Reborrowing Certificate is delivered after 1:30 p.m. New York City time, from funds remaining on deposit in the Principal Account after any distributions required to be made on such day pursuant to Sections 2.9(a) and (b) have been made, release the Reborrowing Amount requested in the Reborrowing Certificate; provided that no Event of Default or Potential Event of Default shall have occurred which is continuing or would result from the application of the Reborrowing Amount; and provided further that the proposed use of the proceeds of the Reborrowing Amount would not cause the requirements of Section 2.12, 2.13 or 2.14 to be violated.

      (e) So long as no Event of Default shall have occurred and then be continuing and the Company shall be in compliance with the Collateral Coverage Condition, the Collateral Agent shall, upon receipt of an Officers' Certificate from the Servicer which states that all Loans and other amounts owing under a Revolving Credit Agreement have been paid in full and that the Collateral Coverage Condition is satisfied and will continue to be satisfied after giving effect to the requested release, release from the Loan Accounts any subsequent Collections received in respect of such Loan and remit such amounts to such Company.

      SECTION III.10. Securitized Offering. All proceeds of any Securitized Offering shall be paid to the Lender to the extent of (a) the accrued and unpaid interest on Advances and (b) the outstanding Advance Balance.

      SECTION III.11. Conditions to the Making of Advances. (a) The effectiveness of this Agreement and the obligation of the Lender to make the initial Advance shall be subject to the delivery of each of the following documents, on or prior to such effectiveness, in form and substance satisfactory to the Lender:

            (i) Secured Note. The Secured Note duly executed by the Company in an original principal amount equal to the Line Amount;

            (ii) Certificate of Incorporation. The certificate of incorporation of the Company and the Servicer, each duly certified by the Secretary of State of the jurisdiction of its incorporation, together with a copy of the by-laws of each of the Company and the Servicer, duly certified by the Secretary or an Assistant Secretary of the Company or the Servicer, as applicable;

            (iii) Resolutions. (1) Copies of resolutions of the Board of Directors of the Company authorizing or ratifying the execution, delivery and performance of this Agreement, the Contribution and Servicing Agreement, pursuant to which Loans will be purchased with the proceeds of the initial Advance and those documents and matters


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
      required of it with respect thereto, duly certified by the Secretary or Assistant Secretary of the Company;

            (2) Copies of resolutions of the Board of Directors of each of the Servicer authorizing or ratifying the execution, delivery and performance of this Agreement and those documents and matters required of it with respect to this Agreement, duly certified by the Secretary or Assistant Secretary of the Servicer;

            (iv) Consents. Certified copies of all documents evidencing any necessary corporate action, consents and governmental approvals (if any) with respect to this Agreement;

            (v) Incumbency and Signatures. A certificate of the Secretary or an Assistant Secretary of each of the Company and the Servicer certifying the names of the individual or individuals authorized to sign this Agreement and the other Related Agreements to be executed by such party, together with a sample of the true signature of each such individual (the Lender may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein);

            (vi) Opinions of Counsel. Opinions of counsel from counsel acceptable to the Lender covering such matters as the Lender shall request and satisfactory in form and substance to the Lender;

            (vii) Good Standing Certificates. Certificates of good standing for the Company, the Seller and the Guarantor in the jurisdiction of its organization and the jurisdiction of its principal place of business;

            (viii) Search Reports. A written search report from a Person satisfactory to the Lender listing all effective financing statements that name the Company, the Servicer, the Seller, any Borrower or any Originator as debtor or assignor and that are filed in the jurisdictions in which filings were made pursuant to subsection (ix) below, together with copies of such financing statements, and tax and judgment lien search reports from a Person satisfactory to the Lender showing no evidence of any tax or judgment liens filed against the Company, the Seller, the Servicer, any Borrower or any Originator;

            (ix) Evidence. Evidence (which may be telephonic) of the filing of proper financing statements on Form UCC-1, (i) naming the Company as secured party and the Seller as debtor, (ii) naming the Seller as secured party and each Borrower as debtor, (iii) naming the applicable Originator as debtor and the applicable Borrower as secured party, and (iv) naming the Company as debtor and the Lender as secured party, or other similar instruments or documents, as may be necessary or, in the reasonable opinion of the Lender, desirable under the UCC of all applicable jurisdictions to perfect the interest of the Collateral Agent, on behalf of the Lender, in the Collateral;


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            (x) No Material Adverse Change. A certificate of the Chief Financial
      Officer of the Company, the Seller and the Guarantor certifying that since March 31, 1996, there has been no material adverse change in the financial condition, business or results of operations of the Company or the Seller;

            (xi) Capitalization of the Company. Evidence, in form and substance satisfactory to the Lender, that as of the initial Funding Date, the Company has been capitalized with equity in cash equal to or greater than $750,000;

            (xii) Establishment of Accounts. Evidence, in form and substance satisfactory to the Lender, that the Borrower Lockbox Accounts, the Finance Charge Account, the Principal Account and the Cash Collateral Account have been established;

            (xiii) Initial Cash Collateral Account Deposit. Evidence, in form and substance reasonably satisfactory to the Lender that the Required Cash Collateral Account Balance has been deposited in the Cash Collateral Account;

            (xiv) Contribution and Servicing Agreement. The Contribution and Servicing Agreement shall have been executed and delivered by the Company and the Seller in form and substance satisfactory to the Lender, shall be in full force and effect with all conditions precedent to the initial sale of Loans thereunder having been satisfied and with no defaults, and each of the Company and the Seller shall have performed all its obligations thereunder which, pursuant to the terms of the Contribution and Servicing Agreement, are required to be performed prior to the making of the initial Advance;

            (xv) Revolving Credit Agreements. Each Revolving Credit Agreement pursuant to which Loans made by DVIBC will be acquired by the Company with the proceeds of the initial Advance shall have been executed and delivered by DVIBC and the applicable Borrower, in form and substance satisfactory to the Lender, shall be in full force and effect with all conditions precedent to the making of Loans thereunder having been satisfied and with no defaults, and each of the Seller and such Borrower shall have performed all its obligations thereunder which, pursuant to the terms of the applicable Revolving Credit Agreement, are required to be performed prior to the making of Loans thereunder;

            (xvi) Rating Letters. The Secured Note shall have been rated "BBB-" by the Rating Agency;

            (xvii) Guaranty. The Guaranty shall have been executed and delivered in form and substance satisfactory to the Lender; and

            (xviii) Additional Conditions. There shall have been satisfied such other conditions as the Lender shall reasonably request.


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      (b) All Advances (including the initial Advance) shall be subject to the further conditions precedent that (a) the Lender, the Collateral Agent and the Rating Agency shall have received a completed and duly executed Borrowing Notice therefor in substantially the form attached hereto as Exhibit F and a completed and duly executed Daily Servicer Report for the date of such Borrowing Notice, in each case, no later than 3:00 p.m. New York City time on the Business Day preceding the Funding Date for such Advance, (b) the Company shall have delivered to the Collateral Agent in accordance with the terms of the Collateral Agreement the Loan Documents with respect to each Loan listed on the Loan Schedule attached to the applicable Borrowing Notice and (c) on the Funding Date for such Advance, the following statements shall be true (and the Company, by accepting the amount of such Advance, shall be deemed to have represented and warranted that): (i) the representations and warranties contained in Sections
7.1 and 7.2 are true and correct (in all material respects to the extent any such representations and warranties do not incorporate a materiality limitation in their terms) on and as of such Funding Date as if made on and as of such date, (ii) no Event of Default, Potential Event of Default or Servicer Event of Default has occurred and is continuing or would result from the making of such Advance or from the application of the proceeds of such Advance, (iii) the Line Termination Date shall not have occurred, (iv) such Funding Date shall be at least 5 Business Days after the immediately preceding Funding Date if the amount of the Advance requested in the related Borrowing Notice is less than $1,000,000, (v) the Required Cash Collateral Account Balance shall be on deposit in the Cash Collateral Account after giving effect to all distributions and Advances on such Funding Date, (vi) the Lender shall have received payment of all its fees and reimbursement for all its out-of-pocket costs incurred in connection with entering into or enforcing this Agreement, (vii) the Rating Agency shall not have downgraded its rating of the Secured Note or the Servicer or placed the Servicer on "credit watch" for downgrade, (viii) the Lender, Ascendant Capital, Inc. and the Rating Agency shall have received from the Servicer the information specified in Schedule 1 to this Agreement with respect to each Borrower under any Loan to be acquired with the proceeds of such Advance and the requirements of Section 2.14 shall have been satisfied, (ix) the Company, the Seller, each applicable Borrower and the Servicer shall have taken all such other actions and delivered all such other instruments, documents and agreements as are required pursuant to the terms of the Contribution and Servicing Agreement and each applicable Revolving Credit Agreement, and (x) the Lender shall have received such other documents and instruments, and the Company, the Seller, each Borrower and the Servicer shall have taken all such other actions and delivered all such other instruments, documents and agreements as the Lender shall reasonably request.

      Notwithstanding anything in this Agreement to the contrary, the Lender shall not be obligated to make an Advance hereunder with respect to any Loans unless and until (i) the Lender shall have satisfactorily completed a due diligence review of the Loans proposed to be acquired, and (ii) the Seller and the Borrower thereunder shall have entered into a Revolving Credit Agreement with respect to such Loans on terms and conditions and in form and substance satisfactory to the Lender, including representations and warranties for such Loans.

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In addition, the Lender shall have no obligation to fund an Advance if, as of the Funding Date for such Advance: (i) any representation of the Company or the Servicer contained herein, or of the Company or the Seller in the Contribution and Servicing Agreement or of the Seller or the Borrower under the relevant Revolving Credit Agreement is not true and correct in all material respects as of such date or the Company is not in compliance in all material respects with the terms hereof and thereof as of such date; or (ii) in the opinion of counsel to the Lender, funding such Advance would constitute a violation of law or conflict with any material rule, regulation or order of any state or federal court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Lender.

      SECTION III.12. Eligible Payor Concentration Tests. The Company shall not use the proceeds of any Advance or Reborrowing Amount to acquire a Loan if and to the extent that, after giving effect to the acquisition of such Loan, the Loans subject to the Lien of the Collateral Agent would be secured by Eligible Receivables that, with respect to any Borrower, exceed any of the maximum percentages specified in Schedule 2, except to the extent that, after giving effect to the making of such Advance and the acquisition of the Loans proposed to be acquired with the proceeds of such Advance, (a) the sum of (i) voluntary capital contributions of cash made by the Seller to the Company pursuant to
Section 1.02(g) of the Contribution and Servicing Agreement which are then held in the Cash Collateral Account, (ii) the unpaid principal balance of all Eligible Loans then subject to the Lien of the Collateral Agent under the Collateral Agreement (other than those Eligible Loans secured by Eligible Receivables in excess of any of the maximum percentages specified in Schedule 2, including those Loans proposed to be acquired with the proceeds of such Advance), and (iii) Principal Collections on deposit in the Principal Account would equal or exceed (b) the Advance Balance. Any exception to compliance with the foregoing will be permitted with the prior approval of the Lender if, and only if, the Rating Agency confirms that such exception will not result in a reduction or withdrawal of the then current rating of the Secured Note.

      SECTION III.13. Borrower Concentration Tests. The Company shall not use the proceeds of any Advance or Reborrowing Amount to acquire a Loan if and to the extent that, after giving effect to the acquisition of such Loan, the Loans subject to the Lien of the Collateral Agent would, with respect to any Borrower, exceed any of the maximum percentages specified in Schedule 3, except to the extent, that, after giving effect to the making of such Advance and the acquisition of the Loans proposed to be acquired with the proceeds of such Advance, (a) the sum of (i) voluntary capital contributions of cash made by the Seller to the Company pursuant to Section 1.02(g) of the Contribution and Servicing Agreement which are then held in the Cash Collateral Account, (ii) the unpaid principal balance of all Eligible Loans then subject to the Lien of the Collateral Agent under the Collateral Agreement (other than those Eligible Loans secured by Eligible Receivables in excess of any of the maximum percentages specified in Schedule 3, including those Loans proposed to be acquired with the proceeds of such Advance), and (iii) Principal Collections on deposit in the Principal Account would equal or exceed (b) the Advance Balance. Any exception to compliance with the foregoing will be permitted with the prior approval of the Lender if, and only if, the Rating

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
Agency confirms that such exception will not result in a reduction or withdrawal of the then current rating of the Secured Note; provided that, without the prior written consent of the Lender and the Rating Agency, in no event will the aggregate outstanding balance of all Loans to any one Borrower which are subject to the Lien of the Collateral Agent exceed (a) $4.0 million on any day as of which the aggregate outstanding balance of all Loans subject to the Lien of the Collateral Agent is between $10 million and $15 million, (b) $5.25 million on any day as of which the aggregate outstanding balance of all Loans subject to the Lien of the Collateral Agent is between $15 million and $24 million, (c) $5.75 million on any day as of which the aggregate outstanding balance of all Loans subject to the Lien of the Collateral Agent is between $24 million and $39 million and (d) $7 million on any day as of which the aggregate outstanding balance of all Loans subject to the Lien of the Collateral Agent is between $39 million and $50 million.

      SECTION III.14 Additional Borrowers; Borrower Defaults. (a) It shall be an additional condition precedent to the making of each Advance and to the payment of any Reborrowing Amount on behalf of the Company that: (i) each Borrower under Loans to be acquired by the Company with the proceeds of such Advance or Reborrowing Amount shall have entered into a Revolving Credit Agreement with the Seller in substantially the form attached hereto as Exhibit C or such other form as is acceptable to the Lender, (ii) if such Borrower is a special purpose entity, the Lender shall have received an opinion of counsel addressed to the Lender to the effect that the sale of Receivables to such Borrower by its parent constitutes a true sale and addressing the issue of non-consolidation, in form acceptable to the Lender, (iii) if the Borrower is a special-purpose bankruptcy-remote entity, the Lender shall have received and approved certified copies of the articles of incorporation and bylaws of such Borrower, (iv) the Rating Agency shall have confirmed in writing that the making of Loans to such Borrower shall not result in the reduction or withdrawal of the then current rating of the Secured Note (provided, however, that, with respect to a new Borrower, if the Rating Agency does not object to the Company's acquisition of Loans made to such Borrower within 6 days after written notice thereof by the Company, this item (iv) shall be deemed to have been satisfied), (v) the Servicer shall have delivered to the Collateral Agent Wire Instructions for such Borrower and (vi) the Borrower Lockbox Account for such Borrower shall have been established and the Servicer on behalf of the Company shall have delivered the notices with respect thereto as required under Section 5.1 of the Collateral Agreement.

      (b) No proceeds of any Advance or Reborrowing Amount shall be used by the Company to acquire Loans made to any Borrower which is not an Eligible Borrower or with respect to which a Borrower Default has occurred unless the Lender has consented thereto in writing and the Rating Agency has delivered written confirmation to the Lender, the Servicer and the Collateral Agent that the acquisition of Loans made to such Borrower will not result in the reduction or withdrawal of the then current rating of the Secured Note.

      SECTION III.15. Certain Waivers. The Company waives presentment, demand for payment, notice of dishonor and protest, notice of the creation of any of the Secured

Obligations and all other notices whatsoever to the Company with respect to the Secured Obligations. The obligations of the Company under this Agreement and the Secured Note shall not be affected by (i) the failure of the Lender or the holder of the Secured Note or holders of any of the Secured Obligations to assert any claim or demand or to exercise or enforce any right, power or remedy against the Company or the Collateral or otherwise, (ii) any extension or renewal for any period (whether or not longer than the original period) or exchange of any of the Secured Obligations or the release or compromise of any obligation of any nature of any Person with respect thereto, (iii) the surrender, release or exchange of all or any part of any property (including the Collateral) securing payment and performance of any of the Secured Obligations or the compromise or extension or renewal for any period (whether or not longer than the original period) of any obligations of any nature of any Person with respect to any such property, and (iv) any other act, matter or thing which would or might, in the absence of this provision, operate to release, discharge or otherwise prejudicially affect the obligations of the Company.

      SECTION III.16. Determination of LIBOR. (a) On each LIBOR Determination Date, the Lender shall determine LIBOR for the next succeeding Interest Accrual Period for a period equal to one month on the basis of the offered LIBOR quotations, appearing on Telerate Page 3750 as of 11:00 a.m., London Time, on such LIBOR Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the Reference Banks at approximately 11:00 a.m., London Time, on the LIBOR Determination Date to prime banks in the London interbank market for a period of one month commencing on that day. The Lender will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Lender at approximately 11:00 a.m., New York City time, on that day for loans in U.S. Dollars to leading European banks for a period of one month commencing on that day.

      (b) If necessary, on each LIBOR Determination Date, the Lender shall designate the banks that shall act as the Reference Banks for the succeeding Interest Accrual Period and shall notify the Collateral Agent on such LIBOR Determination Date. The Collateral Agent may conclusively rely and shall be fully protected in relying upon the rates provided to it by the Lender.

      (c) The establishment of LIBOR, and the subsequent calculation of the Applicable Rate for each Interest Accrual Period by the Lender, in the absence of manifest error, shall be final and binding.


                                   ARTICLE IV

                   USE OF PROCEEDS; GRANT OF SECURITY INTEREST

      SECTION IV.1. Purpose of Loan. The Company agrees that the Line shall be used solely to acquire Eligible Loans secured by Eligible Receivables which shall be pledged along with the other Collateral to secure the Secured Obligations, as such Loans are identified to the Lender in writing and/or in electronic form from time to time in a manner designated by the Lender in writing to the Company from time to time.

      SECTION IV.2. Grant of Security Interest. As security for the Advances and all of the other Secured Obligations, the Company hereby confirms the grant to the Collateral Agent, acting on behalf of the Lender pursuant to the Collateral Agreement, of a security interest and Lien in all of the Company's right, title and interest in and to each item constituting the Collateral now and hereafter, including all future Loans and each Revolving Credit Agreement executed in connection therewith.

      SECTION IV.3. Borrower Lockbox Accounts. The Company shall direct each Borrower (a) to make payments under the Loans to such Borrower into a Borrower Lockbox Account established in the name of the Company, (b) to direct each Eligible Payor (other than an Eligible Payor referred to in subsection (3) of the definition of "Eligible Payor") to make payments in respect of the Receivables of such Borrower into such Borrower Lockbox Account referred to in
(a) above and (c) to direct each Eligible Payor referred to in subsection (3) of the definition of "Eligible Payor" to make payments in respect of its Receivables of such Borrower into a Borrower Lockbox Account established in the name of such Borrower.


                                    ARTICLE V

                              FINANCING STATEMENTS

      SECTION V.1. UCC Financing Statements. In connection with the pledge of the Loans and other Collateral, the Company shall prepare and deliver to the Lender or its agent not less than five (5) Business Days prior to the date of any Advance or the delivery of a Reborrowing Certificate, Uniform Commercial Code ("UCC") financing statements executed by the Company and acceptable to the Lender, for filing in such jurisdictions as the Lender shall request. The Lender shall be entitled to file such UCC financing statements in the applicable jurisdictions. The Company agrees to reimburse the Lender for the amount of any filing fees paid by the Lender in connection with the filing of such UCC financing statements within thirty days of receipt from the Lender of an invoice documenting such amounts.


                                   ARTICLE VI

                           THE CASH COLLATERAL ACCOUNT

      SECTION VI.1. Cash Collateral Account. (a) Prior to the making of the initial Advance, the Company shall deposit in the Cash Collateral Account an amount equal to the Required Cash Collateral Account Balance. The Company shall also immediately deposit into the Cash Collateral Account the amount of any capital contribution made by DVIBC pursuant to Section 1.02(g) of the Contribution and Servicing Agreement to the extent directed by the Seller.

      (b) No later than 10:00 a.m. (New York City time) on the Business Day prior to each Payment Date, the Collateral Agent shall, in accordance with a direction set forth in the Servicer Report, make a draw on the Cash Collateral Account in an amount equal to the lesser of (x) the amount then on deposit in the Cash Collateral Account and (y) the extent by which funds then held by the Collateral Agent are not sufficient to pay the Monthly Interest and Monthly Principal, if any, on such Payment Date. The proceeds of any such draws will be used by the Collateral Agent to pay the Monthly Interest and Monthly Principal, if any, due on such Payment Date.

      (c) On each Payment Date, the Collateral Agent, in accordance with a direction set forth in the Servicer's Report, shall withdraw the excess, if any, of (i) amounts on deposit in the Cash Collateral Account (determined after giving effect to any draws made pursuant to Section 5(b)) over (ii) the then current Required Cash Collateral Account Balance and deposit such amounts into the Finance Charge Account to be applied in accordance with the priorities set forth in Section 2.9(b) hereof.

      (d) On the first Business Day after the date on which the Collateral Agreement terminates pursuant to the terms thereof and all Secured Obligations have been paid in full, the Collateral Agent shall, upon written certification thereof by the Servicer, withdraw all amounts then on deposit in the Cash Collateral Account and deliver such amounts to the Company or its designee.


                                   ARTICLE VII

                                  THE GUARANTY

      SECTION VII.1. Claims on Guaranty. Not later than 3:00 p.m. New York City time on the Business Day immediately preceding a Payment Date, the Collateral Agent shall determine if the funds then held by the Collateral Agent in the Loan Accounts, together with amounts withdrawn from the Cash Collateral Account pursuant to Sections 5.1(b) and (c), are sufficient to pay in full the Monthly Interest and Monthly Principal payable on such Payment Date. If there is an insufficiency, the Collateral Agent shall submit a claim to the Guarantor in the form of Exhibit D with respect to such insufficiency; provided that submission of a claim in such form shall not be the exclusive or only means of drawing on the Guaranty, and the provisions of this Article VI shall not be deemed to limit the Lender's rights (or the rights of the Collateral Agent on the Lender's behalf) under the Guaranty. The proceeds of any such draw will be used by the Collateral Agent to pay the Monthly Interest and/or Monthly Principal payable on such Payment Date, as applicable.


                                  ARTICLE VIII

                         REPRESENTATIONS AND WARRANTIES

      SECTION VIII.1. Representations and Warranties of the Company. The Company hereby represents and warrants to the Lender as of the Closing Date and each Funding Date (or such earlier date as shall be set forth therein):

            (a) Organization and Good Standing. The Company has been duly organized and is validly existing and in good standing under the laws of its state of incorporation, with power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted and has power, authority and legal right to acquire, own and service the Loans, the Loan Documents and the Receivables.

            (b) Due Qualification. The Company is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications (except where the failure to be so qualified or in good standing or the failure to have such licenses and approvals could not individually or in the aggregate have a material adverse effect on the Collateral or the business or condition (financial or otherwise) of the Company or impair the enforceability of any Loan or the related Loan Documents or Receivables).

            (c) Power and Authority. The Company has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by the Company by all necessary corporate action.

            (d) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights and by general principles of equity.

            (e) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof shall not conflict with, result in any material breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of the Company, or any indenture, agreement or other instrument to which the Company is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than the Collateral Agreement); nor violate any law or, to the best of the Company's knowledge, any order, rule or regulation applicable to the Company of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Company or its properties.

            (f) No Proceedings. There are no proceedings or investigations pending or, to the best of the Company's knowledge, threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Company or its properties:
      (A) asserting the invalidity of this Agreement; (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement; or
      (C) seeking any determination or ruling that might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, this Agreement, the Contribution and Servicing Agreement, the Collateral Agreement or the Secured Note.

            (g) Company Not Insolvent. The Company is not the subject of any pending federal, state or other bankruptcy, insolvency or similar proceedings.

            (h) Loans and Receivables. The representations and warranties of the Seller regarding the Loans, the Loan Documents and the Receivables contained in Section 2 of the Contribution and Servicing Agreement are true and correct in all material respects and the representations and warranties of each Borrower under its Revolving Credit Agreement shall be true and correct in all material respects as of the making of each Loan under such Revolving Credit Agreement. The Lender and the Collateral Agent, acting on the Lender's behalf, may rely on such representations and warranties to the same extent as if such representations and warranties were set forth by the Company herein.

            (i) Title to Collateral. With respect to each item of Collateral, including, without limitation, the Loans and the Receivables, the Company either (A) owns good and marketable title thereto or (B) has a first priority perfected security interest therein, in each case, free and clear of all Liens, charges or claims which Lien or Liens would have a material adverse effect on the value of the Collateral or the collectibility of the Receivables.

            (j) Taxes. The Company has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

            (k) Employee Benefit Plans. The Company does not sponsor and is not required to make any contribution to any Pension Plan. No steps have been taken by the PBGC, DVI or any Affiliate thereof to terminate any Plan which would result in any material liability to the Company, and no contribution failure has occurred with respect to any Pension Plan maintained by the Company or any member of the Controlled Group sufficient to give rise to a Lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Plan which might reasonably be expected to result in the incurrence by the Company or any member of the Controlled Group of any material liability, fine or penalty to or on account of a Plan pursuant to Sections 302, 409, 502(c), 502(i), 502(l), 4062, 4063, 4064, 4068 or 4071 of ERISA or Section 401(a)(29),
      4971, 4975 or 4980, of the Code.

            (l) Margin Regulations. The Company is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Advance will be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation G, U or
      X. Terms for which meanings are provided in F.R.S. Board Regulation G, U or X or any regulations substituted therefor, as from time to time in effect, are used in this paragraph with such meanings.

            (m) Accuracy of Information. All factual information heretofore or contemporaneously furnished by or on behalf of the Company in writing to the Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby (including the Contribution and Servicing Agreement, true and complete copies of which were furnished to the Lender in connection with its execution and delivery hereof) is, and all other such factual information hereafter furnished by or on behalf of the Company to the Lender in writing will be, true and accurate in every material respect on the date as of which such information is dated or certified, as of the date of execution and delivery of this Agreement by the Lender and as of the applicable Funding Date, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading in any material respect, in each case, in light of the circumstances under which such information was furnished.

            (n) Financial Statements. All financial statements or certificates of DVI or any of its Subsidiaries or any of their respective officers furnished to the Lender are true and complete and fairly present in all material respects the financial condition, results of operations and cash flows of DVI, or such Subsidiary, as the case may be, in each case as of the date thereof or for the period indicated, as the case may be and, since the date of such financial statements or certificates, or the period indicated therein, as applicable, no event or condition has occurred and is continuing which would have a material adverse effect on the ability of the Company to perform its obligations under this Agreement, the Secured Note, the Collateral Agreement, the Contribution and Servicing Agreement or any Related Agreement.

            (o) Enforcement of Rights and Remedies. The Company shall take all action necessary or required by the Lender to enforce any right or remedy the Company may have against the Seller under the Contribution and Servicing Agreement and against a defaulting Borrower under its Revolving Credit Agreement. The Company shall not compromise, settle or otherwise settle a claim the Company may have against the Seller or any such Borrower or grant any waiver or any other relief to the Seller or such Borrower without the prior written consent of Lender.

            (p) Perfected Security Interest. Upon the funding of any Advance, the Lender shall have a perfected security interest of first priority under applicable law in the related Collateral.

      SECTION VIII.2. Representations and Warranties Regarding Loans and Receivables. The Company hereby represents and warrants to the Lender, as of the Closing Date, each Funding Date and each delivery of a Reborrowing Certificate, or, with respect to any Substitute Loans, Additional Loans and the related Receivables and Loan Documents, as of the related Substitute Date or Addition
Date:

            (a) Prior to the making of each Advance or payment to the Company of any Reborrowing Amount, the Company will (A) be the sole owner of, and have good and marketable title to, the related Loans and Loan Documents and (B) have a valid and perfected first priority perfected security interest in the Receivables that have been pledged as collateral security for such Loan.

            (b) The Grant of such Loan and related Eligible Receivables to the Collateral Agent on behalf of the Lender will not violate the terms or provisions of any such Loan Document or Receivable or any other agreement to which the Seller then is a party or by which it is bound.

            (c) At the time each item of Loan Collateral is assigned to the Collateral Agent, such Loan Collateral will be free and clear of all Liens other than the Lien of the Seller pursuant to the applicable Revolving Credit Agreement and there will be no delinquent taxes or other outstanding charges arising by, through or under the Company affecting the Loan Collateral that are or may be Liens prior to, equal or coordinate with, or subordinate to, the Lien of the Collateral Agent under the Collateral Agreement.

            (d) At the time each item of Loan Collateral is assigned to the Collateral Agent, each Loan, the related Receivables and the related Loan Documents will be a legal, valid and binding full recourse obligation of the Borrower or the Eligible Payor, as the case may be, thereunder, enforceable by the Company (and by the Collateral Agent as assignee of the Company) against such Borrower or the Eligible Payor, as the case may be, in accordance with the terms thereof, except as the enforcement of Eligible Government Receivables against the Eligible Payor may be limited by the anti-assignment provisions of applicable Federal law relating to Medicaid, Medicare and CHAMPUS and except as such enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights, and will be in full force and effect, and any and all obligations of the Company and of such Borrower or Eligible Payor, as the case may be, under any federal, state or local law including, without limitation, usury, truth-in-lending and equal credit opportunity laws applicable to such Loan or Receivables, as the case may be, will have been complied with, and the Seller will have no knowledge of any challenge or dispute by the Borrower under such Loan or by an Eligible Payor with respect to any Receivables or of the bankruptcy or insolvency of any such Borrower or Eligible Payor.

            (e) At the time each item of Loan Collateral is assigned to the Collateral Agent, the Company will not be in the process of terminating any related Loan or any related Loan Document or making any plans for any such termination. Furthermore, as of the date on which a Loan is transferred and assigned to the Collateral Agent pursuant to the terms hereof (i) there shall have been no default under any Loan Document which is reasonably likely to have a material adverse effect on such Loan, the related Receivables or such Loan Document and (ii) no event shall have occurred and be continuing which with notice, the lapse of time or both would constitute a default under such Loan, the related Receivables or such Loan Document.

            (f) Each Loan will have been originated by the Seller in the ordinary course of its business in accordance with the its regular credit approval process delivered to and approved by the Lender and does not contravene any laws, rules or regulations applicable thereto. No Loan will have been selected on any basis which would have any adverse effect on the Lender.

            (g) The sum of all Loans payable by any single Borrower will not exceed any of the applicable limitations set forth in Schedule 3 hereto (except as may otherwise be permitted under Section 2.13).

            (h) With respect to any single Borrower, the sum of the Net Collectible Values of all Eligible Receivables payable by any single Eligible Payor to such Borrower shall not exceed any of the applicable limitations set forth in Schedule 2 hereto (except as may otherwise be permitted under Section 2.12).

            (i) The obligation of each Borrower to repay each Loan is absolute and unconditional, without any right of set-off by such Borrower and without regard to any event affecting the Receivables subject to such Loan. The obligation of each Eligible

      Payor to pay each Receivable is absolute and unconditional, without any right of set-off by such Eligible Payor.

            (j) There will be no facts or circumstances existing as of the time each item of Loan Collateral is assigned to the Collateral Agent which give rise to any right of rescission, offset, counterclaim or defense to the obligations of any Borrower or any Eligible Payor, as the case may be, to pay all amounts due with respect to any Loan or any Receivable, as the case may be, and neither the operation of any of the terms applicable to any Loan or any Receivable nor the exercise of any right thereunder will render such Loan or such Receivable, as the case may be, unenforceable in whole or in part or subject to any right of rescission, offset, counterclaim or defense and no such right of rescission, offset, counterclaim or defense will have been asserted with respect thereto.

            (k) At the time each item of Loan Collateral is assigned to the Collateral Agent, no Loan, Receivable or Loan Document will have been amended, altered or modified in any way which would individually or in the aggregate materially adversely affect the Company's rights thereunder or prohibit payment to the Collateral Agent by the Borrower or (except in respect of Eligible Government Receivables) any Eligible Payor, as the case may be, and no provision of any Loan or Loan Document will have been waived, except in writing, and copies of all such writings will be attached to the related Loan Documents, and no Receivable securing any such Loan will have been released, in whole or in part, from such Loan.

            (l) No Loan or Receivable will have been originated in, or be subject to the laws of, any jurisdiction whose laws would make the assignment and transfer thereof pursuant to the terms hereof or any transaction contemplated hereby or by the Collateral Agreement unlawful.

            (m) All parties to each Loan and the related Loan Documents had requisite authority and capacity to execute such Loan.

            (n) No right of the Company with respect to a Borrower's or Eligible Payor's failure to pay any payment due under any Loan or Receivable, as the case may be, has been waived by the Company or by any Borrower.

            (o) Each Loan Document that constitutes either "chattel paper" or an "instrument" under the UCC as in effect in the applicable jurisdiction is in the possession of the Collateral Agent. Each of the Loan Documents that constitutes an "instrument" has been endorsed to the Collateral Agent or its order. There is only one original executed copy of each Loan Document that constitutes "chattel paper" or an "instrument" under the applicable UCC.

            (p) At the time each item of Loan Collateral is assigned to the Collateral

      Agent, after giving effect to such assignment, the Collateral Coverage Condition has been satisfied.

            (q) The Borrower Lockbox Accounts identified on Schedule 7.2(q) hereto have been established and are in existence on the Closing Date and such schedule accurately sets forth the following information as to each Borrower Lockbox Account:

                  (A) the name of the Borrower for whose benefit the account was established;

                  (B) the name of the depository institution maintaining such account; and

                  (C)   the account number.

            (r) Each Loan is an Eligible Loan.

            (s) No consent or approval is required for the assignment and transfer of any Loan Document pursuant to the terms of this Agreement and the Collateral Agreement, except for such consents or approvals as have been obtained.

      SECTION VIII.3. Representations and Warranties of the Servicer. The Servicer makes the following representations on which the Lender is deemed to have relied in making Advances hereunder. The representations speak as of the execution and delivery of the Agreement (or as of the date a Person becomes Servicer in the case of a third-party successor to the Servicer which is not the Collateral Agent):

            (a) Organization and Good Standing. The Servicer has been duly organized and is validly existing and in good standing under the laws of its state of incorporation, with power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted and has power, authority and legal right to acquire, own and service the Loans, the Loan Documents and the Receivables.

            (b) Due Qualification. The Servicer is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications (except where the failure to be so qualified or in good standing or the failure to have such licenses and approvals could not individually or in the aggregate have a material adverse effect on the Collateral or the business or condition (financial or otherwise) of the Servicer or impair the enforceability of any Loan or the related Loan Documents or Receivables).

            (c) Power and Authority. The Servicer has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by the Servicer by all necessary corporate action.

            (d) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights and by general principles of equity.

            (e) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof shall not conflict with, result in any material breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of the Servicer, or any indenture, agreement or other material instrument to which the Servicer is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other material instrument (other than the Collateral Agreement); nor violate any law or, to the best of the Servicer's knowledge, any order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties.

            (f) No Proceedings. There are no proceedings or investigations pending or, to the best of the Servicer's knowledge, threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Servicer or its properties:
      (A) asserting the invalidity of this Agreement; (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement; or
      (C) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement, the Collateral Agreement, the Contribution and Servicing Agreement or the Secured Note.

            (g) Financial Statements. All financial statements or certificates of the Servicer or any of its officers furnished to the Lender are true and complete in all material respects and do not omit to disclose any material liabilities or other facts relevant to the Servicer's condition. All such financial statements have been prepared in accordance with GAAP.

            (h) No Change. There has been no change in the business, operations, financial condition, properties or prospects of the Servicer and its subsidiaries, taken as a whole since the date set forth in the Servicer's most recent 10-K or 10-Q filing under the Securities Exchange Act of 1934, as amended, which would have a material adverse effect on the ability of the Servicer to perform its obligations under this Agreement, the Collateral Agreement or any Related Agreement.

      SECTION VIII.4. Enforcement of Rights Against the Seller and Borrowers. The Servicer shall take all action necessary or required by the Lender to enforce any right or remedy the Company may have against the Seller under the Contribution and Servicing Agreement and against a defaulting Borrower under a Revolving Credit Agreement. The Servicer shall not compromise otherwise settle a claim the Company may have against the Seller or any such Borrower or grant any waiver or any other relief to the Seller or such Borrower without the prior written consent of the Lender.

      SECTION VIII.5. Purchase Upon Breach; Contribution and Servicing Agreement. The Company, the Servicer or the Lender (or the Collateral Agent on the Lender's behalf), as the case may be, shall inform the other parties to this Agreement promptly, in writing, upon the discovery of a breach of any of the Seller's representations and warranties set forth in Section 2 of the Contribution and Servicing Agreement which materially and adversely affects the interest of the Lender in respect of any Loan, Loan Documents or Receivables. The Company shall cause the Seller to (a) replace such Loan and the related Loan Documents and Receivables with a Substitute Loan in accordance with the provisions of Section 7 of the Contribution and Servicing Agreement or (b) purchase from the Company the Loan and the related Loan Documents and Receivables that are affected by such breach unless, in each such instance such breach has been cured, or waived in all respects by the Lender, within 30 days following the Company's discovery or receipt of notice of such breach. In the event of a repurchase of a Loan, the Company shall cause the Seller to remit to the Collateral Agent the Repurchase Amount of such Loan on or prior to 2:00 p.m. New York City time on the second Business Day prior to the Payment Date immediately following the date on which the Seller has become obligated to repurchase such Loan. The Collateral Agent shall, to the extent received, deposit immediately that portion of the Repurchase Amount representing the unpaid principal balance of the replaced Loans in the Principal Account, and that portion of the Repurchase Amount representing unpaid interest and other income payable on the replaced Loans in the Finance Charge Account, in accordance with the written instructions of the Servicer. The sole remedy of the Collateral Agent or the Lender against the Seller with respect to such a breach of a representation or a warranty (absent fraud on the part of the Seller or the applicable Borrower with respect to such breach) shall be to require the Seller to purchase or substitute Loans pursuant to the Contribution and Servicing Agreement and/or to enforce, as assignee of the Seller, the applicable Borrower's obligations under the related Revolving Credit Agreement with respect to such breach. In the event that the Seller fails to purchase or substitute for any Loan it is required to replace or repurchase pursuant to the Contribution and Servicing Agreement, the Collateral Agent, upon written direction of the Lender, shall enforce the Company's rights against the Seller under and in accordance with the terms of the Contribution and Servicing Agreements, as assigned to the Collateral Agent, to require the purchase or replacement of the Loan and the related Loan Documents and Receivables.

      SECTION VIII.6. Release of Loans Following Substitution or Purchase. In the event that (i) the Seller shall have substituted a Substitute Loan for a Predecessor Loan in accordance with Section 7 of the Contribution and Servicing Agreement or
(ii) the Seller shall have purchased a Loan in accordance with Section 5.02 of the Contribution and Servicing Agreement, the Predecessor Loan shall be released from the Lien of the Collateral Agreement when the Collateral Agent shall have received (i) an Officers' Certificate from the Servicer stating that each of the conditions set forth in the Collateral Agreement and the Contribution and Servicing Agreement with respect to such substitution or repurchase has been duly satisfied, (ii) with respect to any such substitution, such documentation required to be delivered pursuant to Section 7.01(b) of the Contribution and Servicing Agreement and (iii) the Repurchase Amount payable pursuant to Section
5.02 of the Contribution and Servicing Agreement.

      SECTION VIII.7. Release of Loans Upon Final Payment. In the event that the Collateral Agent shall have received an Officers' Certificate from the Servicer that no further payments on, or in respect of, any Loan or the related Receivables are or will be due and payable, then, so long as no Event of Default shall have occurred and then be continuing such Loan and the related Receivables shall be released from the Lien of the Collateral Agreement.


                                  ARTICLE VIII

                                    COVENANTS

      SECTION VIII.1. Covenants. The Company agrees with the Lender that, until all Secured Obligations have been paid and performed in full, the Company, will perform the obligations set forth in this Article VIII.

      SECTION VIII.2. Corporate Existence, Etc. (a) The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the rights, licenses and franchises of the Company, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Collateral Agreement, the Secured Note, this Agreement, the Contribution and Servicing Agreement, the Loans or any of the Receivables.

      (b) The Company shall at all times observe and comply in all material respects with (i) all laws, regulations and court orders applicable to it, (ii) all requirements of law in the declaration and payment of dividends on its Capital Stock, and (iii) all requisite and appropriate corporate and other formalities (including, without limitation, annual and all other appropriate meetings of the Company's board of directors and, if required by law, its charter or otherwise, meetings and votes of shareholders to authorize corporate action) in the management of its business and affairs and the conduct of the transactions contemplated hereby and by the Contribution and Servicing Agreement.

      (c) The Company will, at all times: (i) maintain (A) corporate and financial books and records separate from those of any other Person and (B) minutes of the meetings and other proceedings of its shareholders and board of directors; (ii) continuously maintain the resolutions, agreements and other instruments underlying the transactions contemplated hereby and by the Contribution and Servicing Agreement as official records of the Company; (iii) act solely in its corporate name and through its duly authorized officers or agents to maintain an arm's-length relationship with the Seller and its Affiliates; (iv) pay all of its operating expenses and liabilities from its own funds; (v) maintain an office and telephone number separate from that of the Seller on the premises currently rented by the Seller; and (vi) maintain its assets separately from the assets of the Seller.

      (d) The Company shall conduct its business solely in its own name through its duly authorized officers or agents so as to not mislead others as to the identity of the corporation with which those others are concerned, and particularly will avoid the appearance of conducting business on behalf of the Seller or any of its Affiliates or that the assets of the Company are available to pay the creditors of the Seller or any of its Affiliates. Without limiting the generality of the foregoing, all oral and written communications, including without limitation, letters, invoices, purchase orders, contracts, statements and loan applications, will be made solely in the name of the Company.

      (e) The Company will be operated so as not to be substantively consolidated for bankruptcy purposes with the Seller.

      (f) At least one director of the Company shall at all times be a person who is not a director, officer or employee of any direct or ultimate parent, or Affiliate of the Seller.

      SECTION VIII.3. Protection of Collateral; Further Assurances. The Company will from time to time execute and deliver all such supplements and amendments hereto and all such UCC financing statements, continuation statements, instruments of further assurance, and other instruments, and will take such other action as may be necessary or advisable to:

            (a) Grant more effectively all or any portion of the Collateral;

            (b) maintain or preserve the Lien of the Collateral Agent or carry out more effectively the purposes of this Agreement or the Collateral Agreement;

            (c) publish notice of, or protect the validity of, any Grant made or to be made pursuant to the Collateral Agreement and perfect the security interest contemplated thereby in favor of the Collateral Agent in the Loans and the related Receivables;

            (d) enforce or cause the Servicer to enforce any of the Loans and the related Receivables; or

            (e) preserve and defend title to the Collateral and preserve and defend the rights of the Collateral Agent and the Lender in such Collateral against the claims of all Persons.

The Company, upon the Company's failure to do so, hereby designates the Lender its agent and attorney-in-fact to execute any UCC financing statement, continuation statement or other document or instrument required pursuant to this
Section 8.3; provided, however, that such designation shall not be deemed relieve the Company from its obligations to comply with the foregoing covenants.

      SECTION VIII.4. Compliance Certificates. The Company will deliver to the Collateral Agent and the Rating Agency, within 90 days after the end of each fiscal year, a written statement signed by the Managing Director or Controller of the Company, stating as to each signer thereof, that:

            (a) a review of the activities of the Company during such year and of its performance under this Agreement and the Collateral Agreement has been made under his supervision;

            (b) to the best of such officers' knowledge, based on such review, the Company has fulfilled all of its obligations under this Agreement and the Collateral Agreement throughout such year; and

            (c) whether the officer knows of any Potential Events of Default or Events of Default under this Agreement throughout such year or, if there has been a Default in the fulfillment of any such obligation, specifying each such Potential Event of Default or Event of Default known to him and the nature and status thereof and the nature of the action taken with respect thereto.

      SECTION VIII.5. Performance of Obligations. (a) The Company will punctually perform and observe all of its obligations and agreements contained in this Agreement, the Collateral Agreement, the Secured Note and the Contribution and Servicing Agreement.

      (b) The Company will clearly mark its books and records to reflect each assignment and transfer of the Loans and the Receivables from the Seller.

      (c) If any Authorized Officer shall have knowledge of the occurrence of a Servicer Event of Default, the Company shall promptly notify the Collateral Agent and the Lender thereof, and shall specify in such notice the action, if any, the Company is taking in respect of such default. Unless consented to by the Lender, the Company may not waive any default under or amend the Contribution and Servicing Agreement.

      SECTION VIII.6.  Negative Covenants.  The Company will not:

            (a) sell, transfer, exchange or otherwise dispose of any portion of the Collateral except as expressly permitted by this Agreement;

            (b) claim any credit on, or make any deduction from, the principal of, or interest on, the Secured Note by reason of the payment of any taxes levied or assessed upon any portion of the Collateral;

            (c) engage in any business or activity other than in connection with, or relating to the ownership of, the Collateral, the issuance of the Secured Note, the specific transactions contemplated hereby, and similar activities with respect to ownership and financing of other pools of loans, receivables and other financial assets;

            (d) seek dissolution or liquidation in whole or in part or reorganization of its business or affairs;

            (e) (A) permit the validity or effectiveness of this Agreement or any Grant hereunder or under the Collateral Agreement to be impaired, or permit the Lien of the Collateral Agreement to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations under this Agreement, except as may be expressly permitted hereby, (B) permit any Lien, charge, security interest, mortgage or other encumbrance to be created on or to extend to or otherwise arise upon or burden the Collateral or any part thereof or any interest therein or the proceeds thereof other than the Lien of the Collateral Agent, or (C) permit the Lien of the Collateral Agreement not to constitute a valid first priority perfected security interest in the Collateral;

            (f) conduct its business or engage in any activity in violation of the provisions contained in its certificate of incorporation or amend Sections 3, 5, 6, 9 or 10 of its certificate of incorporation without the unanimous consent of all directors;

            (g) at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Secured Note as contemplated herein or in the Secured Note, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Agreement; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power granted to the Collateral Agent, but will suffer and permit the execution of every such power as though no such law had been enacted;

            (h) issue or register the transfer of any of its Capital Stock to any Person other than DVIBC;

            (i) merge or consolidate with any other Person. The Company will keep all of its material assets within the United States at all times. The Company will not make any material change in its business;

            (j) take any action or permit any action to be taken by others which would release any Person from any of such Person's covenants or obligations under any Loan or any other instrument included in the Collateral, or which would result in the amendment, hypothecation, subordination, termination, or discharge of, or impair the validity or effectiveness of, any Loan, Loan Document or such other instrument, except as expressly provided in this Agreement or the Contribution and Servicing Agreement;

            (k) (1) commence any case, proceeding or other action under any existing or future bankruptcy, insolvency or similar law seeking to have an order for relief entered with respect to it, or seeking reorganization, arrangement, adjustment, wind-up, liquidation, dissolution, composition or other relief with respect to it or its debts, (2) seek appointment of a receiver, trustee, custodian or other similar official for it or any part of its assets, (3) make a general assignment for the benefit of creditors, or (4) take any action in furtherance of, or consenting or acquiescing in, any of the foregoing;

            (l) contract for, create, incur, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, except for the Lien created by the Collateral Agreement;

            (m) contract for, create, incur, assume or suffer to exist any Indebtedness other than (x) the Secured Note and (y) trade payables and expense accruals incurred in the ordinary course and which are incidental to the Company's permitted activities;

            (n) make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing, or otherwise), endorse (except for the endorsement of checks for collection or deposit) or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stock or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person.

      SECTION VIII.7. Information as to the Company. The Company shall file with the Collateral Agent, the Lender and the Rating Agency:

            (a) within 15 days after it files them with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Guarantor is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

            (b) immediately upon becoming aware of the existence of any condition or event which constitutes a Potential Event of Default or an Event of Default, a written notice describing its nature and period of existence and what action the Company is taking or proposes to take with respect thereto; and

            (c) promptly upon the Company's becoming aware of:

                  (i) any proposed or pending investigation of it by any governmental authority or agency, or

                  (ii) any pending or proposed court or administrative proceeding which involves or may involve the possibility, individually or in the aggregate, of materially and adversely affecting the properties, business, profits or condition (financial or otherwise) of the Company or the validity or enforceability of the Related Agreements, a written notice specifying the nature of such investigation or proceeding and what action the Company is taking or proposes to take with respect thereto and evaluating its merits.

      SECTION VIII.8. Payment of Taxes and Other Claims. The Company will pay or discharge or cause to be paid or discharged, before any penalty accrues from the failure to so pay or discharge, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or upon the income, profits or property (including any property that is part of the Collateral) of the Company and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Company; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate provision has been made or where the failure to effect such payment or discharge is not adverse in any material respect to the Lender. The Company and DVI are members of an affiliated group within the meaning of section 1504 of the Code which has filed, and will continue to file, a consolidated return for federal income tax purposes, and the Company shall be included in consolidated federal income tax returns filed by DVI for such affiliated group.

      SECTION VIII.9. Indemnification. The Company agrees to indemnify and hold harmless the Lender, the Collateral Agent, and their respective directors, officers, employees and agents) (each an "Indemnified Party") against any and all liabilities, losses, damages, penalties, costs and expenses (including the fees and expenses of counsel and the costs of defense and legal fees and expenses) which may be incurred or suffered by such Indemnified Party as a result of claims, actions, suits or judgments asserted or imposed against it and arising out of the transactions contemplated hereby or by the Contribution and Servicing Agreement, including, without limitation, any tort claims and any fines or penalties arising from any violation of the laws or regulations of the United States or any state or local government or governmental authority, except to the extent the foregoing result from the gross negligence, bad faith or willful misconduct of such Indemnified Party.

      SECTION VIII.10. Loan Documents to Collateral Agent. On or prior to each Funding Date, Addition Date or Substitute Date, as applicable, the Company shall deliver to the Collateral Agent the original counterpart of each Loan Document that constitutes "chattel paper" or an "instrument", as such terms are defined in the UCC. On the Initial Funding Date, the Company shall deliver to the Collateral Agent a computer disk containing the information set forth in
Schedule 1 to this Agreement as of the Initial Funding Date.

      SECTION VIII.11. Collection of Moneys. If at any time the Company shall receive any payment on or in respect of any Loan or Receivables, it shall hold such payment in trust for the benefit of the Collateral Agent and the Lender, shall segregate such payment from the other property of the Company, and shall deliver such payment to the Collateral Agent by wire transfer of immediately available funds for deposit in the applicable Loan Accounts immediately upon the Company's receipt of available funds in respect of such payment.

      SECTION VIII.12. Opinion of Counsel. Within 10 Business Days after a request by the Lender (which shall not be made more frequently than once in any 6 month period), the Company shall deliver to the Collateral Agent, the Rating Agency and the Lender an Opinion of Counsel (which opinion may be delivered by internal counsel to the Guarantor, DVI or the Company) as to the continued perfection of the Collateral Agent's security interests in the Loans and the Receivables.

      SECTION VIII.13. Special Purpose Entity. The Company shall at all times be a Special Purpose Entity.

      SECTION 8.14. Daily Servicer Report. On or before 2:00 p.m. (New York City time) on each Business Day, the Servicer shall deliver to the Collateral Agent and the Lender a Daily Servicer Report, in substantially the form attached hereto as Exhibit G, specifying with respect to each Borrower: (i) the name of such Borrower, (ii) the outstanding principal balance of all Loans to such Borrower, (iii) the Borrowing Base for such Borrower, (iv) the Commitment for such Borrower, (v) the amount of collections received by such Borrower in respect of Eligible Receivables subject to the Lien of the Collateral Agent during the preceding 150 day period, (vi) the Lending Formula Amount for such Borrower and (vii) the amount of the unused credit available to be drawn on such day by such Borrower under its Revolving Credit Agreement, and also specifying
(1) the outstanding Advance Balance on such date, (2) the sum of items (w), (x) and (y) in the definition of "Collateral Coverage Condition" and (3) whether the Collateral Coverage Condition is satisfied as of such date.


                                  ARTICLE IX

              CUSTODY OF RECEIVABLES DOCUMENTS; RELEASE OF FILES

      SECTION IX.1. Company as Custodian. (a) The Company shall act as custodian on behalf of the Lender and shall take and maintain custody of all documents and instruments evidencing or otherwise relating to the Receivables securing the Loans (the "Receivables Documents"), except for any Receivables Documents that constitute "chattel paper" or "instruments" under the UCC in effect in the jurisdiction governing the origination of such Receivable. The Company shall review the Receivables Documents upon receipt for completeness using such sampling or other techniques acceptable to the Lender. The Company shall store such Receivables Documents in locked storage locations specified in writing to the Lender. Such storage location shall be marked to indicate that a first priority security interest in the Receivables evidenced by such Receivables Documents has been granted to the Lender. Notwithstanding anything to the contrary contained herein, the Company and the Lender may provide for other custodial arrangements reasonably satisfactory to the Lender. The Company shall release any and all Receivables Documents to the Lender upon the Lender's request.

      (b) The Company, as custodian, shall not provide access to such Receivables Documents to any Person (other than the Servicer or designated employees performing the custodial function set forth herein) unless the Company has obtained the prior written consent of the Lender. The Company shall not release any Receivables Documents to any Person, other than (i) the Lender, unless Company has received the prior written consent of the Lender or (ii) to another custodian acceptable to the Lender pursuant to other custodial arrangements satisfactory to the Lender.

      SECTION IX.2. Release of Files following Payment of Secured Obligations. Upon payment in full of the Secured Obligations the Lender agrees to direct the Collateral Agent in writing to deliver to the Company, at the Company's expense,
(a) a letter specifying that the Collateral Agent has no further interest in the related Loan Documents and (b) such instruments necessary to release the Collateral Agent's Lien for the benefit of the Lender thereon.


                                   ARTICLE X

                               EVENTS OF DEFAULT

      SECTION X.1. Events of Default. "Event of Default," wherever used herein, means any one of the following (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

            (a) failure of the Company to make any payment of Monthly Interest on any Payment Date, which failure continues for one day;

            (b) failure of the Company to make any payment of (A) Monthly Principal, or (B) any other amount due and owing under this Agreement or the Secured Note when it becomes due and payable;

            (c) default in the performance, or breach, of any covenant set forth in Section 8.2, 8.5(c) or 8.6;

            (d) default in the performance, or breach, of any covenant of the Company in this Agreement, the Secured Note or the Collateral Agreement (other than a default described in (a), (b) or (c) above), the Contribution and Servicing Agreement or the other Related Agreements and continuance of such default or breach for a period of 30 days after the earliest of (A) any officer of the Company first acquiring knowledge thereof and (B) the Collateral Agent's giving written notice thereof to the Company;

            (e) a default by the Company that continues beyond the grace period under any other indebtedness or a failure by the Company to pay an uncontested judgment in an amount in excess of $100,000;

            (f) if any representation or warranty of the Company or the Seller made in this Agreement or the Contribution and Servicing Agreement or any other writing provided to the Lender in connection with the foregoing documents shall prove to be incorrect in any material respect as of the time when the same shall have been made; provided, however, that the breach of any representation or warranty made by the Seller in Section
      2.03 or 2.04 of the Contribution and Servicing Agreement with respect to any of the Loans subject thereto shall not constitute an Event of Default if the Seller substitutes one or more Substitute Loans in compliance with the requirements set forth in Section 7.01 of the Contribution and Servicing Agreement or repurchases such Loan and the related Receivables in compliance with the requirements set forth in Section 5.02 of the Contribution and Servicing Agreement; provided further that a breach of a representation or warranty contained in Section 7.2(g) or (h) which does not result from a violation or breach of the requirements of Section 2.12 or Section 2.13 shall not constitute an Event of Default pursuant to this
      Section 10.1(f) (the foregoing shall not be deemed to affect or limit any rights or remedies the Lender may have pursuant to other provisions of this Agreement or any other Related Agreement);

            (g) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of any of the Guarantor, the Seller or the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or
      (B) a decree or order adjudging any of the Guarantor, the Seller or the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of any such Person under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of any such Person or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

            (h) the commencement by any of the Guarantor, the Seller or the Company of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of any of the Guarantor, the Seller or the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or similar official of any such Person or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the failure of any such Person to pay its debts generally as they become due, or the taking of corporate action by any such Person in furtherance of any such action;

            (i) any Guarantor Event of Default shall have occurred and then be continuing;

            (j) the Asset Coverage Percentage shall be less than 125% on any day;

            (k) the Servicer shall fail to deliver the Servicer Report for a monthly reporting period to the Lender and the Rating Agency on or before the applicable Determination Date;

            (l) the Guarantor shall fail to be the owner, of record and beneficially, of 100% of all outstanding capital stock, of all classes of the Seller or the Seller shall fail to be the owner, of record and beneficially, of 100% of all outstanding capital stock, of all classes of the Company;

            (m) the Company shall fail to satisfy the Collateral Coverage Condition and such failure shall continue unremedied for a period of one day after the earlier of (a) the

      Company becoming aware of such failure or (b) the completion and delivery of the next succeeding Servicer Report as required under the Contribution and Servicing Agreement;

            (n) the amount of funds on deposit in the Cash Collateral Account shall be less than the Required Cash Collateral Account Balance and such deficiency continues unremedied for a period of one day after the earlier of (a) the Company becoming aware of such deficiency or (b) the completion and delivery of the next succeeding Servicer Report as required under the Contribution and Servicing Agreement;

            (o) there shall occur a Change of Control with respect to DVI;

            (p) there shall occur default in the performance, or breach, of any covenant of the Company, the Guarantor, the Seller or the Servicer contained in any material agreement (other than a default described in any other provision of this Section 10.1), which default or breach continues for a period of 15 days after the earliest of (A) any officer of the Company, the Guarantor, the Seller or the Servicer first acquiring knowledge thereof and (B) the Collateral Agent's giving written notice thereof to the Company, the Guarantor, the Seller or the Servicer, as applicable and could have a material adverse effect on (1) the financial condition, assets or operations of the Company, the Servicer, the Guarantor, (2) the ability of the Company, the Servicer, the Guarantor to perform its respective obligations under any Related Agreement, (3) on the enforceability of any Related Agreement or (4) on the priority or perfection of the Collateral Agent's Lien on the Collateral;

            (q) any event shall occur or condition exist which could have a material adverse effect on (1) the financial condition, assets or operations of the Company, the Servicer, the Guarantor, (2) the ability of the Company, the Servicer, the Guarantor to perform its respective obligations under any Related Agreement, (3) on the enforceability of any Related Agreement or (4) on the priority or perfection of the Collateral Agent's Lien on the Collateral; or

            (r) a Servicer Event of Default shall have occurred and be continuing.

      Upon the occurrence of an Event of Default pursuant to clause (a) of this
Section 10.1, the Company shall have the right, within five (5) Business Days after receipt of written notice thereof from the Collateral Agent of the occurrence of such Event of Default, to cure such Event of Default by making payment to the Collateral Agent of such unpaid amount plus interest thereon at a rate per annum equal to the Applicable Rate. If the Company makes such payment within such timeframe, no Event of Default shall exist pursuant to clause (a) of this Section 10.1.

      SECTION X.2. Remedies Upon Default. (a) During the continuance of one or more

Events of Default the Lender may immediately declare the principal of the Secured Note to be immediately due and payable, together with all interest thereon and fees, expenses and other amounts owing under this Agreement; provided that, upon the occurrence of the Event of Default referred to in 10.1(g) or (h), such amounts shall immediately and automatically become due and payable without any further action by any person or entity. Upon such declaration or such automatic acceleration, the balance then outstanding on the Secured Note shall become immediately due and payable without presentation, demand or further notice of any kind to the Company.

      (b) During the continuance of one or more Events of Default, the Lender shall have the right to obtain physical possession of all files of the Company relating to the Collateral and all documents relating to the Collateral which are then or may thereafter come in to the possession of the Company or any third party acting for the Company. The Lender shall be entitled to specific performance of all agreements of the Company contained in this Agreement, the Contribution and Servicing Agreement and the Collateral Agreement.

      (c) During the continuance of one or more Events of Default, the Lender shall have the right to withdraw all funds on deposit in the Loan Accounts, the Concentration Account and the Cash Collateral Account for application to pay amounts due to the Lender under the Secured Note, the Secured Credit Line Agreement, the Contribution and Servicing Agreement, the Guaranty and the Collateral Agreement, collect and receive all further payments made on the Collateral, and if any such payments are received by the Company, the Company shall not commingle the amounts received with other funds of the Company and shall promptly pay them over to the Lender. In addition, the Lender shall have the right to dispose of the Collateral as provided herein, or as provided in the other documents executed in connection herewith, or in any commercially reasonable manner, or as provided by law. Such disposition may be on either a servicing-released or a servicing-retained basis at the sole option of the Lender. The Lender shall have all other rights of secured lenders under applicable law. The Lender shall be entitled to place the Loans which it recovers after an Event of Default in a pool for issuance of asset-backed securities and to sell such securities subject to the applicable requirements of the New York UCC. The Lender shall also be entitled to sell any or all of such Loans individually subject to the applicable requirements of the New York UCC. The specification in this Section of manners of disposition of collateral as being commercially reasonable shall not preclude the use of other commercially reasonable methods (as contemplated by the New York UCC) at the option of the Lender.

      (d) After the occurrence and during the continuance of an Event of Default, the Lender shall have the right to appropriate and apply to the payment of the Secured Obligations (whether or not then due) any and all balances, credits, deposits, accounts or moneys of the Company or DVI then or thereafter maintained with the Lender.

      (e) All rights and remedies of the Lender may be exercised by the Collateral Agent on the Lender's behalf.

      SECTION X.3. No Waiver. The failure to exercise any of the rights and remedies set forth in this Agreement shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time in respect of the same Event of Default or any other Event of Default. The acceptance by the Lender of any payment hereunder which is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing rights and remedies at that time or at any subsequent time or nullify any prior exercise of any such rights and remedies without the express consent of Lender, except as and to the extent otherwise provided by law.

      SECTION X.4. Limitation. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization, fraudulent transfer or other law affecting the rights of creditors generally, if the security interest and lien created by the Company under the Collateral Agreement would otherwise, taking into account the provisions of this Section 10.4, be held or determined to be void, invalid or unenforceable on account of the amount of the Collateral subject to such security interest and lien, then, notwithstanding any other provision hereof of the contrary, the amount of such Collateral shall, without any further action by the Company, the Lender or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding.


                                  ARTICLE XI

                                 MISCELLANEOUS

      SECTION XI.1. Power of Attorney. The Company hereby authorizes the Lender, at the Company's expense, to file such financing statement or statements relating to the Collateral without the Company's signature thereon as the Lender at its option may deem reasonably appropriate, and appoints the Lender as the Company's attorney-in-fact to execute any such financing statement or statements in the Company's name and to perform all other acts which the Lender deems appropriate to perfect and continue the security interest granted hereby, and to protect, preserve and upon the occurrence and during the continuance of an Event of Default realize upon the Collateral, including the right to endorse notes, complete blanks in documents and sign assignments on behalf of the Company as its attorney-in-fact. This Power of Attorney is coupled with an interest and is irrevocable without the Lender's consent.

      SECTION XI.2. Nature of Agreement. This Agreement shall be governed by New York Law, and, together with the Collateral Agreement, constitute a security agreement within the meaning of the New York UCC.

      SECTION XI.3. Intent. It is understood each of the parties intends that the Lender's rights to liquidate the Loans delivered to it hereunder or to exercise any other remedies pursuant to Section 10.2, is a contractual right to liquidate such Loans as described in Section

555 and 559 of Title 11 of the United States Code, as amended, subject only to Company's rights hereunder.

      SECTION XI.4. Assignment. No assignment by the Company of this Agreement shall be permitted without the prior written consent of Lender. The Company acknowledges that the Lender may pledge, assign, sell, transfer, grant a security interest in or convey by any means, including by means of a repurchase agreement, the Secured Note and the related Collateral, by pledge or assignment of the Secured Note and/or such Collateral, and the Company waives any and all claims, rights, demands, causes of action and remedies relating to such action by the Lender.

      SECTION XI.5. Lender May Act Through Affiliates or Agents. The Lender may, from time to time, designate one or more Affiliates or agents for the purpose of performing any action hereunder.

      SECTION XI.6. Notices. All demands, notices and communications relating to this Agreement shall be in writing and shall be deemed to have been duly given if mailed, by first-class, registered or certified mail, return receipt requested, by overnight courier, by personal delivery or by telecopier transmission with electronic confirmation of receipt, in each case, to the other party or parties at the address shown below, or such other address as may hereafter be furnished to the other party or parties by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt or, in the case of telecopier transmission, by an electronic confirmation of receipt).

      If to the Company:

      DVI Business Credit Receivables Corp. II
      500 Hyde Park
      Doylestown, Pennsylvania 18901
      Attention:    Stephen Garfinkel
      Telephone:    215-230-2929
      Fax Number:   215-230-3537

      with a copy to:

      DVI Business Credit Corporation
      4041 MacArthur Blvd.
      Newport Beach, CA  92660
      Attention:  Anthony Turek
      Telephone:  714-474-5827
      Fax Number: 714-474-6199

      If to the Lender:

      CS First Boston
      55 East 52nd Street
      New York, NY  10055
      Attention:  Walter P. Fekula, Director, Credit
      Telephone:  212-909-3063
      Fax Number: 212-318-0533

      If to the Collateral Agent:

      Bankers Trust Company
      Four Albany Street
      New York, New York  10006
      Attention:  Corporate Trust and Agency Group - Structured Finance
      Telephone:  212-250-6652
      Fax Number: 212-250-6439/6684

      SECTION XI.7. No Oral Modifications; Successors and Assigns. No provisions of this Agreement shall be waived or modified except by a writing duly signed by the authorized agents of the Lender and the Company. This Agreement shall be binding upon the successors and assigns of the parties hereto; provided that, this Agreement shall not be assignable by the Company without the prior written consent of the Lender.

      SECTION XI.8. Third Party Beneficiary. The Collateral Agent shall be a third-party beneficiary of this Secured Credit Line Agreement with respect to, and to the extent of, the rights and benefits granted to the Collateral Agent herein.

      IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written:


                                        DVI BUSINESS CREDIT RECEIVABLES CORP. II


                                        By:  ___________________________________
                                             Name:
                                             Title:


                                        CS FIRST BOSTON MORTGAGE CAPITAL
                                        CORP., as Lender


                                        By:  ___________________________________
                                             Name:
                                             Title:


                                        DVIBC, as Servicer


                                        By:  ___________________________________
                                             Name:
                                             Title:

                               TABLE OF CONTENTS


Section                                                                   Page

  ARTICLE I

                                 DEFINED TERMS

  SECTION 1.1.   Definitions...............................................  1


                                  ARTICLE II

                                   ADVANCES

  SECTION 2.1.   The Advances..............................................  2
  SECTION 2.2.   Advance Amount............................................  2
  SECTION 2.3.   Termination Date; Maturity of Advances....................  3
  SECTION 2.4.   Prepayment................................................  3
  SECTION 2.5.   Extension Option..........................................  3
  SECTION 2.6.   Payment of Interest and Principal.........................  3
  SECTION 2.7.   Secured Note..............................................  3
  SECTION 2.8.   Form of Payment...........................................  3
  SECTION 2.9.   Allocation of Collections.................................  4
  SECTION 2.10.  Securitized Offering......................................  6
  SECTION 2.11.  Conditions to the Making of Advances......................  6
  SECTION 2.12.  Eligible Payor Concentration Tests........................ 10
  SECTION 2.13.  Borrower Concentration Tests.............................. 10
  SECTION 2.14   Additional Borrowers; Borrower Defaults................... 11
  SECTION 2.15.  Certain Waivers........................................... 11
  SECTION 2.16.  Determination of LIBOR.................................... 12

                                  ARTICLE III

                  USE OF PROCEEDS; GRANT OF SECURITY INTEREST

  SECTION 3.1.   Purpose of Loan........................................... 13
  SECTION 3.2.   Grant of Security Interest................................ 13
  SECTION 3.3.   Borrower Lockbox Accounts................................. 13


                                  ARTICLE IV

                             FINANCING STATEMENTS

  SECTION 4.1.   UCC Financing Statements.................................. 13

                                   ARTICLE V

                          THE CASH COLLATERAL ACCOUNT

  SECTION 5.1.   Cash Collateral Account................................... 14

                                   ARTICLE VI

                                  THE GUARANTY

  SECTION 6.1.   Claims on Guaranty........................................ 14

                                  ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

  SECTION 7.1.   Representations and Warranties of the Company............. 15
  SECTION 7.2.   Representations and Warranties Regarding Loans and
                 Receivables............................................... 18
  SECTION 7.3.   Representations and Warranties of the Servicer............ 21
  SECTION 7.4.   Enforcement of Rights Against the Seller and Borrowers.... 23
  SECTION 7.5.   Purchase Upon Breach; Contribution and Servicing Agreement 23
  SECTION 7.6.   Release of Loans Following Substitution or Purchase....... 24
  SECTION 7.7.   Release of Loans Upon Final Payment....................... 24

                                  ARTICLE VIII

                                   COVENANTS

  SECTION 8.1.   Covenants................................................. 24
  SECTION 8.2.   Corporate Existence, Etc.................................. 24
  SECTION 8.3.   Protection of Collateral; Further Assurances.............. 25
  SECTION 8.4.   Compliance Certificates................................... 26
  SECTION 8.5.   Performance of Obligations................................ 26
  SECTION 8.6.   Negative Covenants........................................ 27
  SECTION 8.7.   Information as to the Company............................. 28
  SECTION 8.8.   Payment of Taxes and Other Claims......................... 29
  SECTION 8.9.   Indemnification........................................... 29
  SECTION 8.10.  Loan Documents to Collate................................. 30
  SECTION 8.11.  Collection of Moneys...................................... 30
  SECTION 8.12.  Opinion of Counsel........................................ 30
  SECTION 8.13.  Special Purpose Entity.................................... 30
  SECTION 8.14.  Daily Servicer Report..................................... 30

                                   ARTICLE IX

              CUSTODY OF RECEIVABLES DOCUMENTS; RELEASE OF FILES

  SECTION 9.1.   Company as Custodian...................................... 31
  SECTION 9.2.   Release of Files following Payment of Secured Obligations. 31

                                   ARTICLE X

                               EVENTS OF DEFAULT

  SECTION 10.1.  Events of Default......................................... 31
  SECTION 10.2.  Remedies Upon Default..................................... 34
  SECTION 10.3.  No Waiver................................................. 35
  SECTION 10.4.  Limitation................................................ 36

                                   ARTICLE XI

                                 MISCELLANEOUS

  SECTION 11.1.  Power of Attorney......................................... 36
  SECTION 11.2.  Nature of Agreement....................................... 36
  SECTION 11.3.  Intent.................................................... 36
  SECTION 11.4.  Assignment................................................ 37
  SECTION 11.5.  Lender May Act Through Affiliates or Agents............... 37
  SECTION 11.6.  Notices................................................... 37
  SECTION 11.7.  No Oral Modifications; Successors and Assigns............. 38
  SECTION 11.8.  Third Party Beneficiary................................... 38

APPENDIX A        -  Defined Terms
EXHIBIT A         -  Form of Secured Note
EXHIBIT B         -  Form of Confirmation
EXHIBIT C         -  Form of Revolving Credit Agreement
EXHIBIT D         -  Form of Claim on Guaranty
SCHEDULE 1        -  Required Information
SCHEDULE 2        -  Eligible Payor Concentration Limits
SCHEDULE 3        -  Borrower Concentration Tests
SCHEDULE 7.2(q)   -  Provider Lockbox Accounts
EXHIBIT E         -  Form of Reborrowing Certificate
EXHIBIT F         -  Form of Borrowing Notice
EXHIBIT G         -  Form of Daily Servicer Report

                                   EXHIBIT A
                             FORM OF SECURED NOTE

                                   EXHIBIT B
                             FORM OF CONFIRMATION


DVI BUSINESS CREDIT
 RECEIVABLES CORP., II,
 as Company

                                                ___________ __, ____

      This letter hereby confirms that CS First Boston Mortgage Capital Corp., as Lender under the Secured Credit Line Agreement, dated August 22, 1996, between the Company, DVI Business Credit Corporation, as Servicer, and us (the "Secured Credit Line Agreement") made an Advance in the amount of $___________ to the Company on _______, ____.

      The Company's acceptance of the proceeds of the aforementioned Advance shall constitute your agreement to the statements made in and the terms of this Confirmation letter.

      All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Secured Credit Line Agreement.

                                          CS FIRST BOSTON MORTGAGE CAPITAL
                                          CORP.

                                          By: ___________________________
                                             Name:
                                             Title:

                                   EXHIBIT C
                      FORM OF REVOLVING CREDIT AGREEMENT

                                   EXHIBIT D
                           FORM OF CLAIM ON GUARANTY


DVI, Inc.,
 as Guarantor

                                         _______________, ____


           Re: Guaranty (the "Guaranty") dated as of August 22, 1996 given by DVI, Inc. in connection with the Secured Credit Line Agreement (the "Secured Credit Line Agreement") dated as of August 22, 1996 among DVI Business Credit Receivables Corp. II, as borrower, DVI Business Credit Corporation, as servicer, and CS First Boston Mortgage Capital Corp. (the "Lender"), as lender


      Bankers Trust Company (the "Collateral Agent"), as Collateral Agent for the Lender, hereby notifies you that (a) the Monthly Interest payable on the _________, 199__ Payment Date (the "Applicable Payment Date") is $_______, (b) the Monthly Principal payable on the Applicable Payment Date is $________ (c) the aggregate funds on deposit in the Loan Accounts on the date hereof which, together with amounts withdrawn from the Cash Collateral Account pursuant to the provisions of the Secured Credit Line Agreement, are available to pay the Monthly Interest and Monthly Principal payable on the Applicable Payment Date are $________, and (d) the additional funds needed to pay the Monthly Interest and Monthly Principal payable on the Applicable Payment Date are $_________ (the "Shortfall").

      Accordingly, the Collateral Agent hereby makes demand on DVI, Inc. under the Guaranty in the amount of the Shortfall and directs DVI, Inc. to make payment under the Guaranty and deliver to the Collateral Agent immediately, in immediately available funds, the amount of the Shortfall.

      Capitalized terms used herein but not defined herein shall have the meaning specified in the Definitions List attached as Appendix A to the Secured Credit Line Agreement.



                                        BANKERS TRUST COMPANY,
                                        as Collateral Agent

                                        By: ______________________
                                            Name:
                                            Title:

                                   EXHIBIT E
                        FORM OF REBORROWING CERTIFICATE


BANKERS TRUST COMPANY,
 as Collateral Agent
CS FIRST BOSTON MORTGAGE
 CAPITAL CORP., as Lender

                                         ___________ __, ____


      The undersigned, an Authorized Officer of DVI Business Credit Receivables Corp. II, (the "Company"), pursuant to Section 2.9(d) of the Secured Credit Line Agreement (the "Secured Credit Line Agreement") dated as of August 22, 1996 among the Company, as borrower, DVI Business Credit Corporation, as servicer, and CS First Boston Mortgage Capital Corp., as lender, hereby certifies and requests the following on behalf of the Company:

      (1) The Company requests that $________ be withdrawn from the Principal Account and distributed to each Borrower on behalf of the Company in accordance with the table below and in accordance with the Wire Instructions for such Borrower.

      (2) The proceeds requested in (1) above will be used to acquire one or more Loans from the Contributor. The following table details the name of the Borrower under each Loan to be acquired, the aggregate principal balance of Loans to be acquired with respect to each Borrower, the amount specified in the Daily Servicer Report for the date hereof as the amount available to be drawn by such Borrower on the date hereof under its Revolving Credit Agreement and the amount to be distributed from the Principal Account to each Borrower:

================================================================================
                                                 Available        Amount to be
                               Principal         Credit as        Transferred to
                               Balance of      Specified in       Borrower from
         Borrower             Loans to be     Daily Servicer      the Principal
                                Acquired          Report             Account
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================

      (3) No Event of Default or Potential Event of Default has occurred which is continuing or would result from the application of the Reborrowing Amount.

      (4) The proposed use of the proceeds of the Reborrowing Amount will not cause the requirements of Section 2.12, 2.13, or 2.14 of the Secured Credit Line Agreement to be violated, and all conditions precedent provided for in Section
2.14 have been met and fulfilled.

      The Company hereby directs the Collateral Agent to wire transfer to each Borrower specified in the table above, from the funds on deposit in the Principal Account in accordance with the Wire Instructions for such Borrower, the amount specified for such Borrower in the table above.

      All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Secured Credit Line Agreement.

                                         DVI BUSINESS CREDIT RECEIVABLES
                                         CORP. II

                                         By: ___________________________
                                            Name:
                                            Title:

                                   EXHIBIT F
                           FORM OF BORROWING NOTICE


BANKERS TRUST COMPANY,
 as Collateral Agent
CS FIRST BOSTON MORTGAGE
 CAPITAL CORP.,
 as Lender
DUFF & PHELPS CREDIT
 RATING CO.,
 as Rating Agency

                                         ___________ __, ____

      The undersigned, an Authorized Officer of DVI Business Credit Receivables Corp. II, (the "Company"), pursuant to Section 2.11(b) of the Secured Credit Line Agreement (the "Secured Credit Line Agreement") dated as of August 22, 1996 among the Company, as borrower, DVI Business Credit Corporation, as servicer, and CS First Boston Mortgage Capital Corp., as lender, hereby certifies and requests the following on behalf of the Company:

      (1) The Company requests that the Lender make an Advance in the amount of $________.

      (2) The proceeds requested in (1) above will be used to acquire one or more Loans. The following table details the name of the Borrower under each Loan to be acquired, the aggregate principal balance of Loans to be acquired with respect to each Borrower, the amount specified in the Daily Servicer Report for the date hereof as the amount available to be drawn by such Borrower on the date hereof under its Revolving Credit Agreement and the portion of such Advance allocable to the Loans of such Borrower:

================================================================================
                                                Available       Portion of
                               Principal        Credit as         Advance
                               Balance of     Specified in     Allocable to
         Borrower             Loans to be    Daily Servicer      Borrower
                                Acquired         Report
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================

      (3) The Company hereby represents and warrants that (i) the representations and warranties contained in Sections 7.1 and 7.2 of the Secured Credit Line Agreement are true and correct (in all material respects to the extent any such representations and warranties do not incorporate a materiality limitation in their terms) on and as of the date hereof, (ii) no Event of Default, Potential Event of Default or Servicer Event of Default has occurred and is continuing or would result from the making of the Advance requested hereunder and (iii) all other conditions precedent to the making of the Advance requested hereunder pursuant to the Secured Credit Line Agreement have been satisfied in all respects as of the date hereof.

      The Company hereby directs the Lender to wire transfer to the Company the amount specified in item (1).

      All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Secured Credit Line Agreement.

                                         DVI BUSINESS CREDIT RECEIVABLES
                                         CORP. II

                                         By: ___________________________
                                             Name:
                                             Title:

                                    EXHIBIT G
                          FORM OF DAILY SERVICER REPORT


CS FIRST BOSTON MORTGAGE
 CAPITAL CORP., as Lender
BANKERS TRUST COMPANY,
 as Collateral Agent

                                         ___________ __, ____


The undersigned, an Authorized Officer of DVI Business Credit Corporation, (the "Servicer"), pursuant to Section 8.14 of the Secured Credit Line Agreement (the "Secured Credit Line Agreement") dated as of August 22, 1996 among DVI Business Credit Receivables Corp., II, as borrower, the Servicer, and CS First Boston Mortgage Capital Corp., as lender, hereby certifies on behalf of the Servicer that:

           (1) The following table details the amount available to be drawn by each Borrower under its Revolving Credit Agreement on the date hereof:

======================================================================================
   Borrower     Aggregate   Borrowing  Commitment  Collections   Lending     Amount of
                Principal     Base                     on        Formula       Credit
                Balance of                          Eligible      Amount     Available
                  Loans                            Receivables*             to Be Drawn
               Outstanding
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

======================================================================================

      (2) The outstanding Advance Balance on the date hereof is $____________.

      (3) The sum of voluntary capital contributions made by the Seller to the Company pursuant to Section 1.02(g) of the Contribution and Servicing Agreement which amounts shall then be held in the Cash Collateral Account, the unpaid principal balance of all Eligible Loans then subject to the Lein of the Collateral Agreement and Principal Collections on deposit in the Principal Account is $___________.
__________________
* During the 150 day period preceding the date hereof.

      (4) As of the date hereof, the Collateral Coverage Condition [is] [is not] satisfied in that the sum indicated in (3) above [equals or exceeds] [is less than] the Advance Balance.

      All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Secured Credit Line Agreement.

                                                DVI BUSINESS CREDIT CORPORATION

                                                By: ___________________________
                                                    Name:
                                                    Title:

                                  SCHEDULE 1
                             REQUIRED INFORMATION


-     THREE YEARS OF FINANCIAL STATEMENTS

      If the provider does not have audited financial statement, include reviewed financial statements.

      Audited financial statements are mandatory for any provider receiving in excess of $2 million of financing.

-     PROVIDER NARRATIVE (INCLUDING THE FOLLOWING SECTIONS)

      1.   Business overview

      2.   Personnel

      3.   Contractual Allowance procedures

      4.   Billing procedures

      5.   Payor remittances procedures

      6.   Collection procedures

      7.   Information technology capabilities

      8.   Litigation Review - Material Litigation involving LEXIS/NEXIS search

      9.   General observations and concerns with provider

-     CONTRACTUAL ALLOWANCE DERIVATION

      Please include a brief summary of how DVI developed the contractual allowance value for each provider.

- INITIAL BORROWING BASE/PURCHASE--one page analysis netting down from Gross Receivables to Advanced Amount

-     NEW SELLER FORM

      This form should include seller specific information regarding its pool of receivables, such as

      - Financial class stratification for purchased receivables (including Medicare, Medicaid, commercial insurers, CHAMPUS, CHAMPVA, Blue Cross/Blue Shield and managed care)

      -     Aging of receivables financed (by the following aging buckets:
            0-30, 31-60, 61-90, 91-120, 121-150)

      - All Commercial Payors greater than 1% of the Loan to the Provider (list the Payors, the ratings and the exposure)

      - Medicare and Medicaid Offset experience over the past 3 years, and that value multiplied by 1.5X

                                  SCHEDULE 2
                      ELIGIBLE PAYOR CONCENTRATION LIMITS

PAYOR CLASS                                  MAXIMUM
                                          PERCENTAGE OF
                                         BORROWING BASE

  (ii) Eligible Receivables payable by               15%
       Blue Cross and Blue Shield plans

 (iii) Eligible Receivables payable by            20%(1)
       any one state Medicaid program

  (iv) Eligible Receivables payable by                5%
       any one Blue Cross and Blue
       Shield plan

   (v) Eligible Receivables payable by               20%
       any commercial insurer, HMO or
       PPO if such payor has a
       long-term rating of "AAA" from
       DCR or if such payor is not
       rated by DCR then has a
       long-term rating of "AAA" from
       Standard & Poor's Rating Agency
       ("S&P")

  (vi) Eligible Receivables payable by               15%
       any commercial insurer, HMO or
       PPO if such payor has a
       long-term rating of "AA-" or
       better but less than "AAA" from
       DCR or if such payor is not
       rated by DCR then has a
       long-term rating of "AA-" or
       better but than "AAA" from S&P

 (vii) Eligible Receivables payable by              7.5%
       any commercial insurer, HMO or
       PPO if such payor has a
       long-term rating of "A-" or
       better but less than "AA" from
       DCR or if such payor is not
       rated by DCR then has a
       long-term rating of "A-" or
       better but less than "AA-" from
       S&P

(viii) Eligible Receivables payable by                5%
       any commercial insurer, HMO or
       PPO if such payor has a
       long-term rating of

                                                  MAXIMUM
                                                 PERCENTAGE
                                                     OF
                                                  BORROWING
PAYOR CLASS                                         BASE

       "BBB-" or better but less than
       "A-" from DCR or if such payor
       is not rated by DCR then has a
       long-term rating of "BBB-" or
       better but less than "A-" from
       S&P

  (ix) Eligible Receivables payable by                5%
       any commercial insurer, HMO or
       PPO if such payor has a
       long-term rating of below "BBB-"
       from DCR and for payors which
       are unrated by DCR, which have
       long-term ratings below "BBB-"
       from S&P

   (x) Eligible Receivables payable by                3%
       any one institutional Payor

(1) Plus a 15% cash reserve for any excess over 20%.

                                  SCHEDULE 3
                         BORROWER CONCENTRATION TESTS

                                         TOTAL LOAN AMOUNT(1)
                     -----------------------------------------------------------
BORROWERS                 $0-$9      $10-$15   $16 - $24   $25 - $39   $40-$50
--------------------------------------------------------------------------------
Maximum Loan Amount       $3.00       $3.00      $4.00        15%        15%
for the largest
Borrower

Maximum Loan Amount       $1.50       $2.50      $3.00        10%        10%
for all other
Borrowers

Aggregate Loan            $9.00      $11.50     $13.00        55%        55%
Amount for the five
largest Borrowers

Maximum Loan Amount       $3.00       $4.00      $5.25        20%        20%
for the largest SPC
Borrower

Maximum Loan Amount       $1.50       $2.75      $3.50        20%        20%
for all other SPC
Borrowers

------------------
(1) In millions of dollars or as a percentage of the total Loan amount.

                                SCHEDULE 7.2(q)
                           BORROWER LOCKBOX ACCOUNTS


                                      NONE